UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 29, 2012

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor		HM 08
8 Par-La-Ville Rd, Hamilton, Bermuda

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with its previously announced consent solicitation and tender offer, on May 29, 2012, Central European Media Enterprises Ltd. (the “Company”) entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated March 10, 2008 (the “Indenture”) among the Company, Central European Media Enterprises N.V. and CME Media Enterprises B.V. as subsidiary guarantors and The Bank of New York Mellon as trustee and security trustee, paying agent, conversion agent, transfer agent and registrar, governing the Company’s 3.50% Senior Convertible Notes due 2013.  The Supplemental Indenture was entered into to eliminate specified reporting covenants, to make certain amendments to the limitations on liens covenant, to eliminate specified events of default and to modify other related provisions of the Indenture.

The foregoing description of the Supplemental Indenture is a summary and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

4.1	Supplemental Indenture among the Company, Central European Media Enterprises N.V., CME Media Enterprises B.V. and The Bank of New York Mellon, dated May 29, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: June 1, 2012	/s/ David Sturgeon
David Sturgeon
Deputy Chief Financial Officer